EXHIBIT 10
Execution Copy
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Agreement”), is dated November 27, 2006 by and between FS Private Investments III LLC (“Assignor”), and Jefferies Group, Inc. (“Assignee”).
     WHEREAS, Assignor is a limited partner holding a limited partnership interest (the “Interest”) in Jefferies Capital Partners IV L.P., a Delaware limited partnership (the “Partnership”);
     WHEREAS, Assignor desires to assign, transfer and deliver to Assignee, and Assignee has agreed to assume and acquire from Assignor, a portion of its right, title and interest in and to the Interest in the Partnership, in an amount representing a Capital Commitment of $19 million (the “Assigned Interest”), and Assignee has agreed to assume and perform all of the liabilities and obligations of Assignor with respect to the Assigned Interest under the Amended and Restated Limited Partnership Agreement of the Partnership dated as of May 31, 2006, as amended, supplemented or otherwise modified (the “Partnership Agreement” and together with the Subscription Agreement, (the “Operative Documents”)). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement; and
     WHEREAS, JCP IV LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) desires to consent to the assignment and assumption contemplated herein, and to the admission of Assignee as a substituted Limited Partner of the Partnership, subject to the terms and conditions as set forth herein.
     NOW, THEREFORE, in consideration of Assignee’s assumption of Assignor’s obligations under the Operative Documents, the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
     Section 1. Assignment and Assumption. As of the date hereof, the Assignor hereby assigns and transfers to Assignee, and Assignee hereby accepts and acquires all of Assignor’s right, title and interest in and to the Assigned Interest, and all of Assignor’s rights, claims and causes of action related thereto, free and clear of all liens, pledges, claims, security interests, encumbrances, charges, restrictions, or limitations of any kind whether arising by agreement, operation of law or otherwise, other than any restriction that arises out of or is based on the Operative Documents. Assignee hereby assumes and agrees to perform all of the liabilities and obligations of Assignor with respect to the Assigned Interest under the Operative Documents. As of the date hereof, Assignee, by its execution and delivery of this Agreement, shall become a Limited Partner of the Partnership in substitution of Assignor to the extent of the Assigned Interest, and hereby agrees to be bound by all of the terms and conditions of the Operative Documents.

     Section 2. Representations and Warranties of Assignor. Assignor hereby represents and warrants to the General Partner and the Partnership that Assignor has the power and authority, and is duly authorized, to enter into this Agreement and upon its execution and delivery, this Agreement will be a binding and valid obligation of Assignor, enforceable against the Assignor in accordance with its terms. In addition, Assignor represents, warrants and agrees with the General Partner and the Partnership that (i) the transfer of the Assigned Interest is exempt from and does not require compliance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, (ii) such transfer is not being made on an established securities market as defined under Section 7704 of the Code, (iii) to the Assignor’s actual knowledge, there has not been a material adverse change to the Partnership’s business or operations, and (iv) the Capital Account balance attributable to the Assigned Interest is equal to or greater than the purchase price of the Assigned Interest.
     Section 3. Representations and Warranties of Assignee. Assignee hereby represents and warrants to the General Partner and the Partnership as follows:
     (a) Assignee has the power and authority to enter into this Agreement and upon its execution and delivery, this Agreement will be a valid and binding obligation of Assignee, enforceable against the Assignee in accordance with its terms.
     (b) Assignee acknowledges that it has received all the information it deems necessary and appropriate regarding the Partnership and the Assigned Interest, has had the opportunity to make inquiries of both the Partnership and the Assignor and has had the opportunity to request additional information regarding the Partnership.
     (c) Assignee hereby certifies, represents and warrants that the Assignee is (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and (ii) a “qualified purchaser” as such term is used in Section 3(c)(7) of the Investment Company Act.
     (d) Assignee is acquiring the Assigned Interest solely for its own account for investment, and not with a view to the sale or distribution of any part thereof, and it has no present intention of selling, granting participation in or otherwise distributing the same.
     (e) Assignee understands that the Assigned Interest has not been registered under the Securities Act and that any transfer or other disposition of the Assigned Interest may not be made without registration under the Securities Act or pursuant to an applicable exemption therefrom. Assignee does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to the Assigned Interest.
     (f) Assignee is duly authorized and has the legal capacity to execute this Agreement and to perform its obligations hereunder.

     Section 4. Payment by Assignee; Other Undertakings. The Assignee agrees to pay to the Assignor, in addition to the other consideration referred to herein, an amount equal to $3,240,449 in respect of amounts previously funded by the Assignor in respect of the Assigned Interest under the Operative Documents. In addition, the Assignee agrees to execute a Partnership Agreement, and absolutely and unconditionally assume all financial and legal liabilities, obligations and duties which exist or are associated or arise in connection with the Assigned Interest, including without limitation the obligation to make capital contributions to the Partnership in accordance with the terms of the Partnership Agreement and further agrees that it will be bound by all the terms of the Partnership Agreement in all respects upon its admission as a Limited Partner in substitution for the Assignor.
     Section 5. General Partner Consent and Confirmation. The General Partner, by its signature at the foot hereof, hereby consents to (i) the assignment and transfer by the Assignor to the Assignee of the Assigned Interest, and all of the Assignor’s claims and causes of action related thereto, (ii) the assumption and agreement by the Assignee to perform all of Assignor’s liabilities and obligations with respect to the Assigned Interest, pursuant to the terms hereof, and (iii) the admission of the Assignee as a substituted Limited Partner in the Partnership to the extent of the Assigned Interest. In addition, the General Partner hereby confirms that: (i) all requirements for the transfer of the Assigned Interest provided for in the Operative Documents have been satisfied or otherwise waived, and (ii) the Assignee will be listed in the books and records of the Partnership as a Limited Partner and as owner of the Assigned Interest transferred pursuant to the terms hereof. It is understood and agreed that none of the Partnership, the General Partner, the Manager, and any of their respective members, officers, employees, shareholders, directors or affiliates has made or hereby makes any representation or warranty, express or implied, with respect to any portfolio company of the Partnership, including, without limitation, the business or valuation thereof. In addition, the General Partner confirms, and the parties hereto agree, that the Assignee, as a substituted Limited Partner, shall commence paying Management Fees in respect of the Assigned Interest pursuant to the Operative Documents from and after November 27, 2006.
     Section 6. Indemnity and Reimbursement. Each of Assignor and Assignee hereby agrees to indemnify the General Partner and the Partnership against any losses, claims, liabilities or expenses to which the Partnership or the General Partner may become subject as a result of any false representation or warranty made herein, or breach of any covenant contained herein. In addition, Assignor and Assignee acknowledge that any costs incurred by the Partnership in connection with the assignment as contemplated herein are to be paid to the Partnership by Assignor and Assignee upon execution of this Agreement.
     Section 7. Miscellaneous.
     (a) Cooperation; Further Assurances. Assignor and Assignee agree to execute any further instruments or perform any acts which are or may become reasonably necessary to carry out the intent of this Agreement or are reasonably requested by the General Partner to complete the admission of Assignee as a substituted Limited Partner of the Partnership.

     (b) No Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either party without the prior written consent of the other party and any attempt to do so will be void, except for assignments and transfers by operation of law. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of Assignor and Assignee and its successors and assigns, but any further assignment of the Assigned Interest assigned hereby shall be subject to the restrictions set forth in the Operative Documents.
     (c) Amendments, Supplements, etc. This Agreement may be amended or supplemented only by a writing signed by Assignee and Assignor specifically referring to this Agreement. No term of this Agreement, nor performance thereof or compliance therewith, may be waived except by a writing signed by the party charged with giving such waiver.
     (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     (f) Third Party Beneficiaries. The parties hereto, and their assignees and legal successors intend that each of the General Partner and the Partnership shall be an express third party donee beneficiary of this Agreement. This Agreement is not intended to confer upon any other Person any rights or remedies hereunder.
     (g) Headings. The section headings of this Agreement are for convenience of reference only and do not form a part of this Agreement and do not in any way modify, interpret, or otherwise affect the intentions of the parties hereto.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on November 27, 2006.

FS PRIVATE INVESTMENTS III LLC
By:	/s/ James L. Luikart
	Name:	James L. Luikart
	Title:	Managing Member

JEFFERIES GROUP, INC.
By:	/s/ Joseph Schenk
	Name:	Joseph Schenk
	Title:	Chief Financial Officer

ACCEPTED AND AGREED:
JCP IV LLC

By:	Jefferies Capital Partners IV LLC,
its Managing Member

By:	/s/ James L. Luikart

Name: James L. Luikart
Title: Managing Member